EXHIBIT 10.20

THIS CONTRACT is made effective on the latest date of signature below, (the “Effective Date”), by and between:

Ebenezer Mgmt, LLC (“LLC”)

2516 380th Street

Dayton, IA 50530

And:

Blackhawk Biofuels, LLC (“Client”)

22 South Chicago Ave

Freeport, IL 61032

Premises

A. LLC is an independent for profit, entity created to provide general business, financial and marketing development and planning assistance to new and existing business ventures.

B. Client is an Delaware LLC formed to build and operate a biodiesel production facility for its ownership.

C. Client has an interest in retaining LLC to provide certain support assistance. LLC has agreed to provide such services, subject to the terms and conditions included below.

TERMS AND CONDITIONS

NOW, THEREFORE, consistent with the above premises and in consideration of covenants and agreements set forth herein, the parties agree as follows:

Section 1. Purpose and Intent. LLC agrees to act as project manager with duties as assigned.

Section 2. Scope of Services. The professional services that LLC will provide to Client are as set forth below (collectively, the “Services”). Notwithstanding anything herein to the contrary, LLC is not permitted and will not be required to perform or assist in any function that may, in LLC determination, cause LLC to be in violation of applicable state or federal securities laws.

•                  LLC shall devote its best efforts and all time necessary to perform the agreed Services; however, LLC has no obligation to work exclusively for Client or to work any particular hours or days or any particular number of hours or days in providing Services to Client.

•                  LLC cannot guarantee any particular result due to the Client’s ultimate control of their company and staff.

•                  Client is expected to cooperate fully and candidly with LLC and provide all information now or hereafter known by or available to Client which may aid LLC in providing assistance.

•                  LLC will consult with Client as necessary to ensure timely, effective and efficient completion of services.

SCOPE OF SERVICES

1.  Assist Client in an as needed basis, performing functions as determined by the board, including business management, assisting with financial discussions with lead lender, oversight and discussions with REG, and any other parties as determined. LLC will supply a weekly total of estimated hours of service.

Section 3. Term. The term of the parties’ engagement will commence on 4/1/08 and will continue on a weekly basis. This contract can be terminated upon fourteen (14) days written notice of termination delivered by one party to the other.

Section 4. Payment for Services. Client agrees to pay LLC for the Scope of Services as follows:

(a)  $1,000 weekly.

(d) Invoice(s) will be sent as needed and are due and payable within thirty (30) days of their date. Except as provided in Section 5 below, these payments will be the only payments from Client to LLC in connection with the Services. LLC shall be solely responsible for the payment of employees or independent contractors utilized in providing any Service.

Section 5. Expenses. Client shall reimburse LLC for all reasonable and ordinary expenses incurred by LLC in the performance of the Services, including but not limited to reimbursement for automobile mileage at current IRS rate.

Section 6. Survival of Termination. The provisions of this Memorandum relating to indemnification from one party to the other party will survive any termination or expiration of the parties’ engagement. In addition, any provisions of this Memorandum regarding payment for Services will survive termination or expiration of the parties’ engagement.

Section 7. Compliance with Laws and Regulations. The LLC and the Client, by their signatures affixed below, assure that each contracting party is operating in compliance with all applicable federal, state and local statues, rules and regulations. Notwithstanding anything herein to the contrary, in the event LLC or Client, in consultation with legal counsel, develop a good faith concern that any activity of the parties is in violation of any applicable federal, state or local law or any regulation, order or policy issued under any such law, such party shall immediately notify the other party in writing of such concern, the specific activities giving rise to such concern and the reasons for such concern. If an agreement on a method for resolving such concern is not reached within five (5) business days of such written notice, the activities described in the notice will cease or be appropriately modified until the concern is resolved. If the concern is not resolved within thirty (30) days of the notice, the parties’ engagement will immediately terminate.

Section 8. No Agency. The parties understand and agree that each is an independent contractor engaged in the operation of its own respective business; that neither party shall be considered to be the agent of the other party for any purpose whatsoever; and that neither has any general authority to enter into any contract, assume any obligations or make any warranties or representations on behalf of the other.

Section 9. Confidential Information. Information not generally known by the public regarding Client’s business shall be treated as “confidential information” to the extent permitted by law. Any confidential information given to LLC by Client is provided only for the purposes of assisting LLC in the performance of the Services. Unless LLC has the prior written consent of Client, LLC shall not disclose any confidential information to any third party, except as necessary in the performance of the Services.

Section 10. Securities Indemnification. Client represents and warrants that any securities offered in connection with any Equity Drive will be offered in strict compliance with state and federal securities registration and reporting requirements or in strict compliance with available exemptions from such requirements. Client hereby agrees to indemnify, defend and hold LLC harmless from and against any and all causes of action, lawsuits, claims, demands or penalties of any nature whatsoever (including the costs, expenses and reasonable attorneys fees on account thereof) that may be made by any person or entity for liabilities, losses, costs, expenses, damages or injuries of any kind arising from or in consequence of a defect in Client’s securities offering or offering materials.

Section 11. General Indemnification. Each party hereby agrees to indemnify, defend and hold harmless the other party with respect to any third-party claims, demands or causes of action arising from this contract to the extent that the indemnifying party’s negligent or wrongful acts or omissions give rise to said third-party claims, demands or actions. Indemnification hereunder shall cover, but is not limited to, all liability, loss, damage, costs, expenses and reasonable attorney fees incident to any of the foregoing.

Section 12. Limitation of Liability. In no event shall one party be liable to the other party for lost revenues, lost profits or other incidental or consequential damages.

Section 13. Logos, Copyrights and Trademarks. Client is responsible for verifying that any and all creative work produced by LLC can legally be used.

Notices.

All notices or other communications to be given under this Memorandum shall be deemed given when made in writing and either personally delivered, delivered via facsimile or mailed by certified mail, return receipt requested, postage prepaid, with proper address to the following addresses and/or facsimile numbers (unless such address or facsimile number is changed by appropriate notice):

If to LLC:	Ebenezer Mgmt, LLC
2516 380th Street
	Dayton, IA 50530	1-515-838-2788

If to Client:	Blackhawk Biofuels, LLC
22 South Chicago Ave
	Freeport IL 61032	1-815-233-

Section 14. Representations. Each party represents and warrants that it has the requisite authority to execute this Memorandum and perform in accordance with its terms. Each party acknowledges that it intends to be contractually bound by the terms of this Memorandum.

Section 15. Governing Law. This Memorandum shall be governed by and construed in accordance with the laws of the State of Iowa.

Section 16. Headings. The headings of this Memorandum are inserted for convenience of reference only and in no way describe or limit the scope or intent of the parties’ agreement.

Section 17. Entire Agreement. This Memorandum constitutes the entire agreement between LLC and Client and supersedes all prior understandings, agreements or arrangements between the parties with respect to the Services. Any modification of this Contract, or additional obligation assumed by either party in connection with the Services, must be mutually acceptable and in writing.

Section 18. Counterparts. This Memorandum may be executed in counterparts, each of which shall be deemed an original, but which together shall be one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Contract to be executed by their respective authorized representatives.

Ebenezer Mgmt, LLC		Client: Blackhawk Biofuels, LLC
Signature:	/S/ Brad Oeltjenbruns	Signature:	/S/ Ronald L. Mapes
By: Brad Oeltjenbruns		By: Ronald L. Mapes
Title: Manager		Title: Chair
Phone: 1-515-547-2251		Phone: 815 235-2461
Dated: 4/22/08		Dated: 4/22/08